Exhibit 23 - Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Northern Iron Ore Properties of our report dated February 1, 2002, included in the 2001 Annual Report to Certificate Holders of Great Northern Iron Ore Properties.

                                         /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 15, 2002